Unaudited Pro Forma Financial Statements

American Realty Capital Properties, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following unaudited pro forma Condensed Consolidated Balance Sheet is presented as if ARCT III and ARCP had merged in a stock exchange transaction as of September 30, 2012.

ARCT III and ARCP are considered to be entities under common control. Both entities’ advisors are wholly owned subsidiaries of the entities’ sponsor, AR Capital, LLC. The sponsor and its related parties have has significant ownership interests in ARCP through the ownership of shares of common stock and other equity interests. In addition, the advisors of both companies are contractually eligible to charge significant fees for their services to both of the companies including asset management fees, fees for the arrangement of financing and incentive fees and other fees. Due to the significance of these fees, the advisors and ultimately the sponsor is determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through the advisory agreement, which qualifies them as affiliated companies under common control in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP. The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the merger date.

This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the historical financial statements and notes thereto in this Form 8-K. The pro forma Condensed Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had ARCT III and ARCP merged as of September 30, 2012, nor does it purport to present the future financial position of ARCP.

American Realty Capital Properties, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2012
(In thousands)

	ARCT III Historical(1)	ARCP Historical(2)	Pro Forma Subsequent Acquisition Adjustments(3)	Pro Forma Future Acquisition Adjustments(4)		Pro Forma	Pro Forma Merger Adjustments(5)		ARCP Pro Forma
Assets
Real estate investments, at cost:
Land	$143,346	$28,717	$92,497	$64,203		$328,763	$—		$328,763
Buildings, fixtures and improvements	686,724	182,700	467,383	324,416		1,661,223	—		1,661,223
Acquired intangible lease assets	115,268	24,306	75,032	52,081		266,687	—		266,687
Total real estate investments, at cost	945,338	235,723	634,912	440,700		2,256,673	—		2,256,673
Less: accumulated depreciation and amortization	(16,712)	(20,954)	—	—		(37,666)	—		(37,666)
Total real estate investments, net	928,626	214,769	634,912	440,700		2,219,007	—		2,219,007
Cash and cash equivalents	691,674	3,779	(524,393)	(115,700)		55,360	(2,085	)(6)	53,275
Investment securities, at fair value	8,089	—	—	—		8,089	—		8,089
Restricted cash	1,212	—	—	—		1,212	—		1,212
Prepaid expenses and other assets	7,822	3,015	—	—		10,837	2,085	(6)	12,922
Receivable for issuance of common stock	4,320	—	—	—		4,320	—		4,320
Deferred costs, net	11,644	4,204	—	—		15,848	—		15,848
Assets held for sale	—	812	—	—		812	—		812
Total assets	$1,653,387	$226,579	$110,519	$325,000		$2,315,485	$—		$2,315,485
Liabilities and Equity
Mortgage notes payable	$156,730	$35,760	$72,630	$—		$265,120	$—		$265,120
Derivatives, at fair value	4,122	—	—	—		4,122	—		4,122
Senior secured revolving credit facility	—	91,090	33,514	—		124,604	—		124,604
Unsecured credit facility	—	—	—	325,000	(7)	325,000	631,263	(8)	956,263
Accounts payable and accrued expenses	3,163	1,276	—	—		4,439	—		4,439
Deferred rent	1,998	803	—	—		2,801	—		2,801
Distributions payable	9,251	—	—	—		9,251	—		9,251
Total liabilities	175,264	128,929	106,144	325,000		735,337	631,263		1,366,600
Series A convertible preferred stock	—	5	—	—		5	—		5
Series B convertible preferred stock	—	3	—	—		3	—		3
Preferred stock	—	—	—	—		—	—		—
Common stock	1,753	112	—	—		1,865	(587	)(9)	1,278
Additional paid-in capital	1,537,766	101,325	—	—		1,639,091	(700,115	)(10)	938,976
Accumulated other comprehensive loss	(4,088)	(13)	—	—		(4,101)	—		(4,101)
Accumulated deficit	(60,308)	(13,295)	—	—		(73,603)	—		(73,603)
Total stockholders’ equity	1,475,123	88,137	—	—		1,563,260	(700,702)		862,558
Non-controlling interests	3,000	9,513	4,375	—		16,888	69,439	(11)	86,327
Total equity	1,478,123	97,650	4,375	—		1,580,148	(631,263)		948,885
Total liabilities and equity	$1,653,387	$226,579	$110,519	$325,000		$2,315,485	$—		$2,315,485

American Realty Capital Properties, Inc.
Notes to Consolidated Pro Forma Balance Sheet

Pro Forma Consolidated Balance Sheet as of September 30, 2012:

(1)	Reflects the historical Balance Sheet of American Realty Capital Trust III, Inc. for the period indicated.
(2)	Reflects the historical Balance Sheet of American Realty Capital Properties, Inc. for the period indicated.
(3)	Adjustments and pro forma balances represent amounts for properties acquired by ARCP and ARCT III from October 1, 2012 to December 31, 2012 as if they had been acquired as of the beginning of the period with related financing thereon. All properties acquired during this period were net leased properties whereby the tenant is responsible for all operating expenses of the property. Allocations of the purchase price of the property between asset categories is based on allocations of similar types of assets acquired previously by the companies. In accordance with U.S. GAAP, ARCP has one year to finalize the allocation of the purchase price between the various classes of assets.
(4)	Adjustments and pro forma balances represent amounts for properties intended to be acquired by ARCP and ARCT III as if they had been acquired as of the beginning of the period with related financing thereon. All properties probable to be acquired are net leased properties whereby the tenant is responsible for all operating expenses of the property. Allocations of the purchase price of the property between asset categories is based on allocations of similar types of assets acquired previously by the companies.
(5)	Adjustments and pro forma balances based on the offering of 0.95 shares of ARCP’s common stock for every share of ARCT III’s common stock in addition to other arrangements made with ARCP’s advisor in conjunction with the merger.
(6)	In conjunction with the merger and internalization of certain functions now performed by the advisor, ARCP agreed to acquire certain corporate furniture, fixtures, equipment and other assets for $2.0 million. An additional $3.8 million will be paid for transaction and offering-related costs in conjunction with the merger.
(7)	Property acquisitions will be partially financed with proceeds from ARCP’s line of credit. ARCP has obtained commitments for a credit facility of up to $1 billion for the funding of such purchases.
(8)	The merger agreement provides for the purchase of up to 30% of the outstanding shares of ARCT III’s common stock at $12.00 per share. Based on the 175.4 million shares outstanding at September 30, 2012, the cost of acquiring 30% of the outstanding shares would be $631.3 million. ARCP has obtained commitments for a credit facility of up to $1 billion for the funding of such share repurchases.
(9)	Represents the exchange of 70% of 175.4 million shares of ARCT III shares of common stock at an exchange rate of 0.95 to 116.6 million shares of ARCP common stock. For pro forma financial statement purposes it was assumed that as provided for in the merger agreement, 30% of the outstanding shares of ARCT III shares are exchanged for cash at $12.00 per common share.

(10) Purchase of 30% of outstanding shares for cash at $12.00 per share	$631,263
Issuance of OP units to the sponsor of ARCT III(a)	69,439
Less: The par value of the exchanged shares of ARCT III common stock net of ARCP shares issued	(587)
$700,115

(a)	See note (11) regarding the issuance of OP units to the sponsor of ARCT III.
(11)	The sponsor of ARCT III is entitled a fee based on the achievement of certain total return to the ARCT III shareholders. This estimated calculation is based on the number of shares of ARCT III outstanding and the closing common stock price of ARCP shares on January 3, 2012 of $13.42 per share. The actual amount to be paid will not be known until the merger date. The fee will be paid in OP units which represent equity interests in the operations of ARCP.

American Realty Capital Properties, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2012

The following unaudited pro forma Consolidated Statements of Operations are presented as if ARCT III and ARCP merged at the beginning of each period presented. These financial statements should be read in conjunction with the unaudited pro forma Condensed Consolidated Balance Sheet and ARCP’s historical financial statements and notes thereto in this Form 8-K and the documents incorporated by reference herein. The pro forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual operations would have been had ARCP consummated this transaction at the beginning of the periods nor does it purport to present the future operations of ARCP.

American Realty Capital Properties, Inc.
Unaudited Pro Forma Condensed Consolidated Statement Of Operations and Comprehensive Loss
For the nine months ended September 30, 2012
(In thousands except per share data)

	ARCT III Historical(1)	ARCP Historical(2)	Pro Forma Acquisition Adjustments(3)		Pro Forma Subsequent Acquisition Adjustments(4)		Pro Forma Future Acquisition Adjustments(5)		Pro Forma	Pro Forma Other Adjustments(6)		ARCP Pro Forma
Revenues:
Rental income	$24,948	$10,997	$34,977	(7)	$37,265	(7)	$26,062	(7)	$134,249	—		$134,249
Operating expense reimbursements	598	175	—		—		—		773	—		773
Total revenues	25,546	11,172	34,977		37,265		26,062		135,022	—		135,022
Operating expenses:
Acquisition and transaction related	24,087	3,297	—		—		—		27,384	(16,778	)(12)	10,606
Property operating	1,102	555	—		—		—		1,657	—		1,657
Operating fees to affiliates	212	—	—		2,381		1,653		4,246	4,138	(13)	8,384
General and administrative	797	1,530	—		—		—		2,327	—	(14)	2,327
Depreciation and amortization	16,213	6,092	24,990	(8)	25,425	(8)	10,714	(8)	83,434	—		83,434
Total operating expenses	42,411	11,474	24,990		27,806		12,367		119,048	(12,640)		106,408
Operating income (loss)	(16,865)	(302)	9,987		9,459		13,695		15,974	12,640		28,614
Other income (expenses):
Interest expense	(4,723)	(2,873)	(868	)(9)	(2,547	)(9)	(5,972	)(9)	(16,983)	(11,599	)(15)	(28,582)
Other income, net	273	—	232	(10)	—		—		505	—		505
Total other expenses	(4,450)	(2,873)	(636)		(2,547)		(5,972)		(16,478)	(11,599)		(28,077)
Income (loss) from continuing operations	(21,315)	(3,175)	9,351		6,912		7,723		(504)	1,041		537
Net income (loss) from continuing operations attributable to non-controlling interests	—	141	(851	)(11)	(629	)(11)	(703	)(11)	(2,042)	1,993	(11)	(49)
Net income (loss) from continuing operations attributable to stockholders	(21,315)	(3,034)	8,500		6,283		7,020		(2,546)	3,034		488
Discontinued operations:
Income (loss) from operations of held for sale properties	—	(12)	—		—		—		(12)	—		(12)
Loss on held for sale properties	—	(452)	—		—		—		(452)	—		(452)
Net loss from discontinued operations	—	(464)	—		—		—		(464)	—		(464)
Net from discontinued operations attributable to non-controlling interests	—	24	—		—		—		24	—		24
Net from discontinued operations attributable to stockholders	—	(440)	—		—		—		(440)	—		(440)
Net income (loss)	(21,315)	(3,639)	9,351		6,912		7,723		(968)	1,041		73
Net income (loss) attributable to non-controlling interests	—	165	(851)		(629)		(703)		(2,018)	1,993		(25)
Net income (loss) attributable to stockholders	$(21,315)	$(3,474)	$8,500		$6,283		$7,020		$(2,986)	$3,034		$48
Earnings per share:
Basic	$(0.30)	$(0.43)										$0.00
Fully Diluted	$(0.30)	$(0.43)										$0.00
Weighted average common shares:
Basic	72,007,149	8,543,365										125,151,702
Fully Diluted	72,024,549	9,508,246										131,290,871

American Realty Capital Properties, Inc.
Unaudited Pro Forma Condensed Consolidated Statement Of Operations and Comprehensive Loss
For the year ended December 31, 2011
(In thousands except per share data)

	ARCT III Historical(1)	ARCP Historical(2)	Pro Forma Acquisition Adjustments(3)		Pro Forma	Pro Forma Other Adjustments(6)		ARCP Pro Forma
Revenues:
Rental income	$740	$3,022	12,622	(7)	$16,384	$—		$16,384
Operating expense reimbursements	55	153	—		208	—		208
Total revenues	795	3,175	12,622		16,592	—		16,592
Operating expenses:
Acquisition and transaction related	2,023	1,875	—		3,898	(1,692	)(12)	2,206
Property operating	67	153	—		220	—		220
Operating fees to affiliates	—	—	—		—	1,047	(13)	1,047
General and administrative	295	440	—		735	—	(14)	735
Depreciation and amortization	499	1,612	2,343	(9)	4,454	—		4,454
Total operating expenses	2,884	4,080	2,343		9,307	(645)		8,662
Operating income (loss)	(2,089)	(905)	10,279		7,285	645		7,930
Other income (expenses):
Interest expense	(36)	(924)	(1,986	)(7)	(2,946)	(156	)(15)	(3,102)
Other income, net	1	1	—		2			2
Total other expenses	(35)	(923)	(1,986)		(2,944)	(156)		(3,100)
Income (loss) from continuing operations	(2,124)	(1,828)	8,293		4,341	489		4,830
Net income (loss) from continuing operations attributable to non-controlling interests	—	69	(754	)(11)	(685)	(44	)(11)	(729)
Net income (loss) from continuing operations attributable to stockholders	(2,124)	(1,759)	7,539		3,656	445		4,101
Discontinued operations:
Income (loss) from operations of held for sale properties	—	(37)	—		(37)	—		(37)
Loss on held for sale properties	—	(815)	—		(815)	—		(815)
Net loss from discontinued operations	—	(852)	—		(852)	—		(852)
Net from discontinued operations attributable to non-controlling interests	—	36	—		36	—		36
Net from discontinued operations attributable to stockholders	—	(816)	—		(816)	—		(816)
Net income (loss)	(2,124)	(2,680)	8,293		3,489	489		3,978
Net income (loss) attributable to non-controlling interests	—	105	(754)		(649)	(44)		(693)
Net income (loss) attributable to stockholders	$(2,124)	$(2,575)	$9,047		$2,840	$445		$3,285
Earnings per share:
Basic	$(1.20)	$(1.26)						$1.02
Fully Diluted	$(1.20)	$(1.26)						$1.02
Weighted average common shares:
Basic	1,763,190	2,045,320						3,217,842
Fully Diluted	1,769,190	2,531,720						3,756,355

American Realty Capital Properties, Inc.
Notes to Consolidated Pro Forma Statements of Operations

(1)	Reflects the historical Statement of Operations of ARCT III for the period indicated.
(2)	Reflects the historical Statement of Operations of ARCP for the period indicated.
(3)	Adjustments reflect the annualization of certain income and expense items for property acquisitions made in 2011 and up to October 31, 2012 as if they were made at the beginning of each period.
(4)	Adjustments and pro forma balances reflect income and expenses related to properties acquired by ARCP and ARCT III from October 1, 2012 to December 31, 2012 as if they had been acquired as of the beginning of the period with related financing thereon. All properties acquired during this period were net leased properties whereby the tenant is responsible for all operating expenses of the property.
(5)	Adjustments and pro forma balances reflect income and expenses related to properties intended to be acquired by ARCP and ARCT III as if they had been acquired as of the beginning of the period with related financing thereon. All properties probable to be acquired are net leased properties whereby the tenant is responsible for all operating expenses of the property.
(6)	Adjustments and pro forma balances based on the offering of 0.95 shares of ARCP’s common stock for every share of ARCT III’s common stock in addition to other arrangements made with ARCP’s advisor in conjunction with the merger.
(7)	Rental income, operating expense reimbursements and property operating expense adjustments reflect income and expenses for properties as if all properties were acquired during the periods by ARCP and ARCT III were acquired at the beginning of each period.
(8)	Depreciation and amortization expense adjustment reflects the expense that would have been recorded if all properties acquired by ARCP and ARCT III during each period had been acquired as of the beginning of each period.
(9)	Interest expense adjustment reflects the expense that would have been recognized had the properties for which the funding was used been acquired by ARCP and ARCT III during each period had been acquired as of the beginning of each period. Amounts were calculated based on ending period debt balances and average interest rates for lines of credit and mortgage loans.
(10)	Adjustment reflects the annualization of income related to certain marketable securities made mid-period as if they had been purchased at the beginning of the period.
(11)	Non-controlling interest adjustment reflects interests of operating partnership unit holders including those issued to the sponsor of ARCT III in conjunction with the merger.
(12)	Acquisition and transaction related adjustment relates to contractual charges from the advisor for property acquisitions which will no longer be charged in accordance with the revised advisor agreement. Adjustment does not include approximately $69.4 million of estimated fees to be paid in OP Units to the sponsor in conjunction with the merger and $27.0 million of estimated merger related costs mainly related to investment banker, legal and accounting fees.
(13)	Operating fees to affiliate adjustment relates to all asset management fees incurred under the arrangement regardless of whether such fees were previously waived. The contractual asset management fee is based on 0.50% (annualized) of real estate investments, at cost, up to $3.0 billion. The fee decreases to 0.40% (annualized) of real estate investments above $3.0 billion.
(14)	General and administrative expenses exclude certain costs such as salary and benefits for certain property acquisition, accounting and property management personnel which will be borne by ARCP after the merger as well as certain additional costs that may be incurred to manage a larger public company such as legal, accounting, insurance and other costs. Total general and administrative expenses are expected to increase approximately $1.0 million annually.
(15)	Interest expense adjustment reflects interest on an additional $631.3 million borrowing on ARCP’s committed line of credit at the expected interest rate of 2.45%. The estimate reflects the expected repurchase of up to 30% of the outstanding shares of ARCT III’s common stock at $12.00 per share as provided for in the merger agreement. ARCP has obtained commitments for a credit facility of up to $1 billion for the funding of such share purchases.

American Realty Capital Properties, Inc.
Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations
For the nine months ended September 30, 2012
(In thousands except per share data)

	ARCT III Historical	ARCP Historical	Combined Historical	ARCP Pro Forma
Net loss attributable to stockholders (in accordance with GAAP)	$(21,315)	$(3,474)	$(24,789)	$73
Loss on held for sale properties	—	428	428	428
Depreciation and amortization	16,212	5,717	21,929	83,434
Total funds from operations (FFO)	(5,103)	2,671	(2,432)	83,935
Adjustments:
Acquisition and transaction related costs	24,087	3,060	27,147	10,606
Amortization of above-market lease asset	—	52	52	152
Amortization of deferred financing costs	696	495	1,191	1,191
Straight-line rent	(592)	(555)	(1,147)	(5,698)
Mark-to-market adjustments	91	—	91	91
Non-cash equity compensation expense	45	792	837	837
Total adjusted funds from operations (AFFO)	$19,224	$6,515	$25,739	$91,114
Weighted average common shares:
Basic	72,007,149	8,543,365		125,151,702
Diluted	72,024,549	9,508,246		131,290,871
FFO per share:
Basic	$(0.07)	$0.31		$0.67
Diluted	$(0.07)	$0.28		$0.64	(1)
AFFO per share:
Basic	$0.27	$0.76		$0.73
Diluted	$0.27	$0.69		$0.69

(1)	Previously issued guidance of annualized FFO of $0.91 to $0.95 per share, fully diluted) was based on run-rate statement of operations balances and excluded acquisition and transaction costs from net income as they are not expected to continue at the current rate in future periods. Excluding acquisition and transaction costs from net income, FFO would be $0.72 per share, fully diluted, for the nine month period or $0.96 on an annualized basis.